Exhibit 99.1

Date: April 16, 2009

Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contact:
Dennis Puma
732-938-1229
dpuma@njresources.com

BPU APPROVES NJNG’S ACCELERATED INFRASTRUCTURE PROGRAM TO STRENGTHEN NEW JERSEY’S ECONOMY

WALL, N.J. – New Jersey Natural Gas (NJNG) today received approval from the New Jersey Board of Public Utilities (BPU) for its Accelerated Infrastructure Program (AIP) designed to accelerate previously planned capital expenditure projects to stimulate the economy and support job growth in the state.

“We all know these are challenging economic times,” said Laurence M. Downes, chairman and CEO of NJNG. “Unemployment in the state is at its highest level in over 16 years. To help reverse this trend, it is going to take all of us doing our part. By accelerating our investment in infrastructure projects, New Jersey Natural Gas is helping put people to work and strengthening the economy while ensuring the safety of our distribution system and providing our customers with the reliable service they expect.”

Consistent with Governor Jon Corzine’s Economic Stimulus Plan for the state, NJNG has identified 14 projects in Monmouth, Ocean and Morris counties for inclusion in the program. These capital improvement projects include main replacements, system reinforcements and expansions which are expected to enhance the reliability of NJNG’s distribution system and create between 75 and 100 jobs. This estimate does not include ancillary job impacts such as the effect on food service providers and local merchants that will further the economic benefits generated by these projects.

Work associated with these projects will commence no later than December 31, 2010 and is expected to be completed by August 31, 2011. Estimated construction costs for these projects are valued at approximately $70.8 million, which can be recovered through rate adjustments over the next two years. NJNG will submit an annual filing, separate from its Basic Gas Supply Service (BGSS) filing, seeking recovery for associated capital investment costs in its base rates. Any change will be effective the October following the filing. For the typical customer, it is estimated that the total rate adjustment resulting from the AIP will be approximately 1 to 1.25 percent. Customers will not see any change in their bill as a result of the AIP before October 2010.

“These projects were carefully reviewed against strict criteria,” explained BPU President Jeanne M. Fox. “By expediting spending on identified infrastructure needs, these projects can provide important support for our economy now, as requested by Governor Corzine, while ensuring a

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BPU APPROVES NJNG’S ACCELERATED ENERGY INFRASTRUCTURE PROGRAM TO STRENGTHEN NEW JERSEY’S ECONOMY

reliable and secure energy supply for future economic growth. In addition, by putting many of these projects out to bid in a slow economy, this work can be completed at a lower cost to ratepayers.”

NJNG Capital Investment Projects

Morris County:

Project: Hanover Line Replacement
Estimated Cost: $21 million
Description: Replacement of existing 8 miles of 8-inch steel transmission main (vintage 1960s) with 12-inch steel main. This line delivers gas from a Texas Eastern (TE) Gate Station, and is a major supply to NJNG’s Northern Division. Capacity improvement will be obtained by installing a 12-inch main operating at higher pressures. The main runs from the TE Gate Station at Columbia Turnpike and Route 24 in Hanover Township, northwest along Park Avenue, Cedar Knolls Road, Boulevard Road, Malapardis Road to Route 10, then continues along Route 10 terminating at Park Avenue — Denville Station.
Estimated Start Date: Construction Mid-2010 (Design Mid-2009)
Estimated Complete Date: Mid-2011

Project: Thatcher Line Replacement
Estimated Cost: $5.7 million
Description: Replacement of approximately 4 miles of 8-inch steel main. This 8-inch steel main is a primary system of the Northern Division distribution system. The main begins at the Rockaway/Dover Township border and runs west along Route 46, including various roads through Dover, and then continues northwest into Wharton Borough, running along a railroad right-of-way ending at Main Street in Wharton.
Estimated Start Date: Construction Late-2010 (Design Late-2009)
Estimated Complete Date: Mid-2011

Project: Flanders System Reinforcement
Estimated Cost: $1.3 million
Description: Installation of approximately 2 miles of 8-inch plastic distribution main for system reliability in Mount Olive Township. This area is located in the most western portion of the Northern Division distribution system. The proposed main route begins at Flanders Road, east of Marilyn Terrace and continues west along Flanders Road to Mount Olive Road. It then continues north along Route 46 ending at Netcong Road, Mount Olive Township.
Estimated Start Date: Construction Mid-2010
Estimated Complete Date: Late-2010

Monmouth County:

Project: Franklin Trunk Line Replacement
Estimated Cost: $6.5 million
Description: Replacement of 10-inch steel pipeline (vintage 1940s) with 16-inch steel. This pipeline runs along various roads and rights-of-way from Eatontown to Long Branch, and is approximately 3.5 miles in length.

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BPU APPROVES NJNG’S ACCELERATED ENERGY INFRASTRUCTURE PROGRAM TO STRENGTHEN NEW JERSEY’S ECONOMY

Estimated Start Date: Construction Early-2010, pending easement acquisitions.
Estimated Complete Date: Late-2010

Project: Route 36 Pump System Reinforcement
Estimated Cost: $1.3 million
Description: Replacement of approximately 1 mile of 8-inch bare steel distribution main, vintage 1930s. This system is the primary backbone of the Bayshore distribution system. The main runs along Route 36, from Laurel Avenue in Hazlet Township, east to Main Street in Middletown.
Estimated Start Date: Construction Late-2010 (Design Early-2010)
Estimated Complete Date: Early-2011

Project: Western Freehold Regulator Station
Estimated Cost: $1.2 million
Description: Installation of a new regulator station for supply reliability to the distribution system of western Freehold Township due to continued growth in the area. The Station is being located in the vicinity of Route 527 and Route 537, pending land and easement acquisition.
Estimated Start Date: Construction Late-2009 (Design Mid-2009)
Estimated Complete Date: Mid-2010

Project: Northern Howell System Reinforcement (Adelphia-Farmingdale)
Estimated Cost: $1 million
Description: Replacement of approximately 2.8 miles of 3-inch bare steel distribution main, vintage 1930s. This main is a primary feed of the northern Howell distribution system. The project route runs, in segments, along Route 547 (Adelphia-Farmingdale Road) from Halls Mills Road, Freehold Township, and east to Colts Neck Road, Farmingdale.
Estimated Start Date: Construction Late-2009 (Design Mid-2009)
Estimated Complete Date: Early-2010

Ocean County:

Project: Toms River Loop
Estimated Cost: $16.1 million
Description: Installation of approximately 6.5 miles of 24-inch steel transmission main in Manchester and Toms River Townships. This main will provide a secondary feed for system reliability to southern Ocean County, an area that currently relies on a single 12-inch pipeline. The route runs along Route 70, starting at Route 527 and continuing southwest to a right-of-way running parallel to Route 37 and ending at the Toms River Station.
Estimated Start Date: Construction Mid-2010 (Design Mid-2009)
Estimated Complete Date: Mid-2011

Project: Ocean County — Backbone Reinforcement
Estimated Cost: $6.5 million
Whiting/Manchester Township Description: Installation of approximately 3.5 miles of 12-inch steel main and 2.25 miles of 8-inch plastic distribution main in the Whiting area of Manchester Township. The 12-inch main runs along Route 530 from Schoolhouse Road to Township Line Road, continuing along Route 614 (Lacey Road) from Route 530 to Schoolhouse Road. The

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BPU APPROVES NJNG’S ACCELERATED ENERGY INFRASTRUCTURE PROGRAM TO STRENGTHEN NEW JERSEY’S ECONOMY

main then continues along Lake Road from Route 530 and loops the Roosevelt City Development along Coolidge Avenue to Route 539, and back to Route 530.
Egg Harbor Township Project Description: Installation of approximately 3 miles of 8-inch plastic distribution main along Route 9, from Mathistown Road, Little Egg Harbor Township, Ocean County, south to Bass River Township, Burlington County
Stafford Township Project Description: Installation of approximately 4,500 feet of 8-inch plastic distribution main in Stafford Township. The main will run parallel along Route 72 providing gas service to portions of Stafford Township west of the Garden State Parkway.
Estimated Start Date: Construction Mid-2009
Estimated Complete Date: Late-2009 to Mid-2010

Project: Route 35, Bay Head Replacement
Estimated Cost: $3 million
Description: Replacement of approximately 3.5 miles of 8-inch bare steel distribution main, vintage 1930s. This 8-inch main is the primary system of the Point Pleasant-Seaside distribution system and is being replaced prior to the repaving/reconstruction of Route 35 by the New Jersey Department of Transportation. The main runs along Route 35 from Johnson Street, Bay Head and continues south to Bay Lane, South Mantoloking Beach (Brick Township).
Estimated Start Date: Construction Late-2009 (Design Mid-2009)
Estimated Complete Date: Mid-2010

Project: Lakehurst System Reinforcement
Estimated Cost: $2.3 million
Description: Installation of approximately 1.25 miles of 16-inch steel main to reinforce the Lakehurst-Whiting distribution system and improve system reliability in the area. The main runs along Route 70 from Route 547 west to the Lakehurst Circle, Lakehurst.
Estimated Start Date: Construction Late-2010 (Design Early-2010)
Estimated Complete Date: Early 2011

Project: Long Beach Island System Reinforcement
Estimated Cost: $1.7 million
Description: Installation of approximately 2.2 miles of 12-inch steel main to reinforce the system reliability of Long Beach Island. Existing inlet pressure to the single feed regulator station serving this area requires pressure improvement. The main route runs along Hilliard Boulevard from Route 9 to Route 180, Stafford Township.
Estimated Start Date: Construction Late-2009 (Design Mid-2009)
Estimated Complete Date: Mid-2010

Project: Jackson Regulator Station
Estimated Cost: $1.8 million
Description: Installation of a new regulator station for supply reliability to the distribution system of Jackson Township as a result of continued growth in the western portion of Monmouth

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County. The Station is being located in the vicinity of Route 526 and Route 527, pending land/easement acquisition.
Estimated Start Date: Construction Early-2010 (Design Late-2009)
Estimated Complete Date: Mid-2010

Project: Lakewood Regulator Station Replacement
Estimated Cost: $1.5 million
Description: Replacement of the existing Regulator Station located in a residential area of Lakewood Township to insure system integrity and reliability. The Station is being located in the vicinity of Hope Chapel Road or Clearstream Road, pending land and easement acquisition.
Estimated Start Date: Construction Late-2010 (Design Late-2009)
Estimated Complete Date: Early 2011

New Jersey Natural Gas (NJNG) is the principal subsidiary of New Jersey Resources (NYSE: NJR), a Fortune 1000 company. NJNG serves more than 486,000 customers in New Jersey’s Monmouth, Ocean, Middlesex and Morris counties. This service area’s demographics and quality of life contribute greatly to NJNG’s growth. NJNG’s progress is a tribute to the dedicated employees who have shared their expertise and focus on quality through more than 50 years of serving customers and the community to make the company a leader in the competitive energy marketplace. For more information, visit NJNG’s Web site at www.njng.com.

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